Exhibit 16.1

[Altschuler, Melvoin and Glasser LLP Logo]

January 31, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read QRS Music Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 31, 2007, and we agree with such statements concerning our firm.

/s/ Altschuler, Melvoin and Glasser LLP

ALTSCHULER, MELVOIN AND GLASSER LLP